Exhibit 10.32

MILLENNIUM BANK

DIRECTORS’ STOCK OPTION PLAN

ARTICLE I

Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Bank” shall mean Millennium Bank, a Florida corporation.

(b) “Board” or “Board of Directors” shall mean the board of directors of the Bank.

(c) “Director” shall mean any individual who is serving as a director of the Bank.

(d) “Option” shall mean an option to purchase Stock granted by the Bank pursuant to the provisions of this Plan.

(e) “Option Price” shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

(f) “Optionee” shall mean a Director who has received an Option granted by the Bank hereunder.

(g) “Plan” shall mean this Millennium Bank Directors’ Stock Option Plan.

(h) “Service” shall mean the tenure of an individual as a director of the Bank.

(i) “Stock” shall mean the common stock of the Bank, par value $5.00 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Bank or some other corporation, such other stock or securities.

(j) “Stock Option Agreement” shall mean the agreement between the Bank and the Optionee under which the Optionee may purchase Stock pursuant to the Plan.

(k) “Stock Option Committee” shall mean such Board committee as may be designated by the Board to administer the Plan.

ARTICLE II

The Plan

2.1 Name. This plan shall be known as the “Millennium Bank Directors’ Stock Option Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Bank and its shareholders by affording to the Directors of the Bank an opportunity to increase their proprietary interest in the Bank and recognize their efforts in connection with the organization of the Bank by the grant of Options to such Directors under the terms set forth herein.

2.3 Effective Date. The Plan shall become effective on the later of the approval of this Plan by (i) the Florida Department of Banking and Finance, or (ii) by the holders of a majority of the outstanding shares of Stock.

2.4 Participants. Only non-employee Directors of the Bank shall be eligible to receive Options under the Plan.

ARTICLE III

Plan Administration

3.1 Stock Option Committee. This Plan shall be administered by the Stock Option Committee.

3.2 Power of the Stock Option Committee. The Stock Option Committee shall have full authority and discretion: (a) except with respect to Options covering the Directors and the shares of Stock specified on Exhibit A attached hereto, to determine, consistent with the provisions of this Plan, which of the Directors will be granted Options to purchase any shares of Stock which may be issued and sold hereunder as provided in Section 4.1 hereof to the extent such shares are not covered by the Options to be granted to the Directors specified on Exhibit A attached hereto, the times at which Options shall be granted, and the number of shares of Stock covered by each Option; (b) to construe and interpret the Plan; (c) to determine the terms and provisions of each respective Stock Option Agreement, which need not be identical; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding upon all persons for all purposes.

ARTICLE IV

Shares of Stock Subject to Plan

4.1 Limitations. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the number of shares of Stock which may be issued and sold hereunder pursuant to Stock Option Agreements shall not exceed thirty-six thousand (36,000) shares. All of the thirty-six thousand (36,000) shares of Stock which may be issued and sold hereunder shall be covered by the Options specified on Exhibit A attached hereto, which Options shall be granted to the Directors (and, as to each such Director, shall cover the number of shares of Stock) specified on Exhibit A attached hereto on the Effective Date. Shares issued pursuant to the exercise of Options shall be issuable only from authorized and unissued shares.

4.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, then the Stock Option Committee shall have the discretion to grant new Options to Optionees hereunder covering the number of shares to which such terminated Options related.

4.3 Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 4.1 shall be proportionately and appropriately adjusted by the Stock Option Committee. If the Bank continues in existence, the number and kind of shares that are subject to any Option and the Option Price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Bank will not remain in existence or a majority of its stock will be purchased or acquired by a single purchaser or group of purchasers acting together, then the Stock Option Committee may (i) declare that all Options shall terminate 30 days after the Stock Option Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Stock Option Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Stock Option Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

ARTICLE V

Options

5.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting of the Stock Option Committee authorizing the same and by a written Stock Option Agreement dated as of the date of grant and executed by the Bank and the Optionee, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Stock Option Committee to be consistent with the Plan; provided, however, that the Options to be granted to the Directors (and, as to each such Director, to cover the number of shares of Stock) specified on Exhibit A attached hereto shall not be required to be evidenced by minutes of a meeting of the Stock Option Committee authorizing the same.

5.2 Option Price. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the Option Price of each share of Stock subject to Option shall be the greater of Ten and 00/100 Dollars ($10.00) or the fair market value of the Stock on the date of grant. The Option Price of the Options set forth on Exhibit A shall be Ten Dollars and 00/100 Dollars ($10.00). If the Stock is publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined by the Board of Directors by any reasonable method using market quotations. If the Stock is not publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined in good faith by the Board of Directors using any reasonable method (and the book value of such shares may be substituted for the fair market value). Notwithstanding the foregoing, at no time shall the exercise price be less than the fair market value of the shares on the date the Option is granted or the par value thereof as determined by the Board of Directors.

5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. Options shall be exercised by: (i) written notice of intent to exercise the Option with respect to a specific number of shares of Stock which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Bank at its principal office; and (ii) payment in full (by a check or money order payable to “Millennium Bank”) to the Bank at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Bank in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

5.4 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative.

5.5 Effect of Death, Disability, Retirement, or Other Termination of Service.

(a)	If an Optionee’s Service with the Bank shall be terminated for any reason other than the retirement after age sixty-five (65) or the disability (as defined in Section 5.5(c) hereof) or death of the Optionee, then no Options held by such Optionee, which are unexercised in whole or in part, may be exercised on or after such termination of Service.

(b)	If an Optionee’s Service with the Bank shall be terminated by reason of retirement after age sixty-five (65) or the death or disability (as defined in Section 5.5(c) hereof) of the Optionee, then the Optionee or personal representative or administrator of the estate of the Optionee or the person or persons to whom an Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to the Optionee’s will or the laws of descent and distribution, as the case may be, shall have the right to exercise the Optionee’s Options for ninety (90) days after the date of such termination, but only to the extent that such Options were exercisable at the date of such termination.

(c)	For purposes of this Section 5.5, the terms “disability” and “disabled” shall have the meaning set forth in the principal disability insurance policy or similar program then maintained by the Bank on behalf of its Directors or, if no such policy or program is then in existence, the meaning then used by the United States Government in determining persons eligible to receive disability payments under the social security system of the United States.

(d)	No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Bank unless the Bank shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Bank may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

5.6 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

5.7 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Bank in writing such information or assurances as, in the Bank’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Bank shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Bank in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Bank shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Bank, in its discretion, shall deem appropriate.

ARTICLE VI

Stock Certificates

The Bank shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

(b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Bank shall in its sole discretion determine to be necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Bank shall in its sole discretion determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Bank from time to time may establish for reasons of administrative convenience.

ARTICLE VII

Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Bank may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof or alter the class of persons eligible to receive Options under the Plan, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee of such Option adversely affect the rights of the Optionee with respect to an Option or the unexercised portion thereof.

Notwithstanding any other provision of this Plan, the Bank’s primary federal bank regulator shall at any time have the right to direct the Bank to require Optionees to exercise their Options or forfeit their Options if the Bank=s capital falls below the minimum requirements, as determined by such federal bank regulator.

ARTICLE VIII

Miscellaneous

8.1 Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Director the right to continue in the Service of the Bank.

8.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Bank, nor shall the Plan preclude the Bank from establishing any other forms of incentive or other compensation for directors of the Bank.

8.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Bank.

8.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

8.6 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

8.7 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of the Bank has signed this Plan for and on behalf of the Bank.

/s/ G. Andrew Williams
G. Andrew Williams
President and Chief Executive Officer

EXHIBIT A

TO

MILLENNIUM BANK

DIRECTORS’ STOCK OPTION PLAN

Name of Director	Number of Shares Covered By Options Granted to the Director	Option Price
Carol R. Bosshardt		$10.00
Barry P. Bullard		$10.00
Robert O. Dale		$10.00
Harry H. Daugherty		$10.00
Miguel J. Diaz		$10.00
Perry C. McGriff, Jr.		$10.00
Loralee W. Miller		$10.00
Brent G. Siegel		$10.00
Larry N. Smith		$10.00

Total	36,000

AMENDMENT NO. 1 TO MILLENNIUM BANK

DIRECTORS’ STOCK OPTION PLAN

THIS AMENDMENT NO. 1 TO THE MILLENNIUM BANK DIRECTORS’ STOCK OPTION PLAN (the “Amendment”) is made as of the 31st day of May, 2002.

W I T N E S S E T H     T H A T:

WHEREAS, the Board of Directors and the shareholders of Millennium Bank (the “Bank”) have authorized, adopted and approved an Directors’ Stock Option Plan (the “Plan”); and

WHEREAS, the Bank desires to amend the Plan in certain respects, and such amendment has been approved by the Board of Directors and the shareholders of the Bank.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

2. Amendment of Section 4.1. Section 4.1 of the Plan shall be amended to provide that, subject to adjustment pursuant to the provisions of Section 4.3 of the Plan, the number of shares of Stock which may be issued and sold under the Plan pursuant to Stock Option Agreements shall not exceed Sixty Three Thousand (63,000) shares.

3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be duly executed by its officer thereunto duly authorized, all as of the date first above written.

MILLENNIUM BANK

By:	/s/ G. Andrew Williams
G. Andrew Williams
President and Chief Executive Officer

AMENDMENT NO. 2 TO MILLENNIUM BANK

DIRECTORS’ STOCK OPTION PLAN

THIS AMENDMENT NO. 2 TO THE MILLENNIUM BANK DIRECTORS’ STOCK OPTION PLAN (the “Amendment”) is made effective as of the              day of June, 2003.

Recitals

WHEREAS, the Millennium Bank Directors’ Stock Option Plan (as heretofore amended, the “Plan”) was originally adopted by Millennium Bank; and

WHEREAS, pursuant to that certain Agreement and Plan of Merger by and between Millennium Bank and Alabama National BanCorporation (the “Company”) dated as of January 28, 2003, the Company agreed to assume all obligations under the Plan and to convert all stock options granted under the Plan from options for the purchase of the common stock of Millennium Bank to options for the purchase of common stock of the Company, par value $1.00 per share (the “Stock”); and

WHEREAS, the Board of Directors of Millennium Bank now desires to amend the Plan to expand upon the methods of exercise of options available to participants under the Plan as described herein (the “Amendment”).

Amendments to the Plan

1. The definition of “Stock” in Article I, Section (i) shall be amended by deleting the existing language in its entirety and inserting in lieu thereof the definition assigned to such term in the recitals of this Amendment.

2. The term “Company” shall have the definition assigned to such term in the recitals of this Amendment.

3. The term “Fair Market Value” shall mean, unless otherwise determined by the Board of the Company, the closing price on the date of determination for a share of Stock as reported on the Nasdaq National Market, or if there were no sales on such date, the most recent prior date on which there were sales.

4. Section 5.3 of the Plan, entitled “Option Exercise,” shall be amended by deleting the existing language in its entirety and inserting in lieu thereof the following:

“5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Notwithstanding any other provision in this Plan, no Option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. An Option may be exercised by giving written notice to the Company specifying the number of whole shares of Stock to be purchased with the Option Price therefore to be payable in full either (A) in cash, (B) in previously owned whole shares of Stock (for which the holder of the Option has good title, free and clear of all liens and encumbrances) with their Fair Market Value determined as of the date of exercise, (C) by authorizing the Company to retain whole shares of Stock which would otherwise be issuable upon exercise of the Option with their Fair Market Value determined as of the date of exercise, or (D) a combination of (A), (B) and (C), and by executing such documents as the Company may reasonably request. Payment may also be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds needed to pay the Option Price attributable to the purchased shares. No shares of Stock shall be issued until the full Option Price has been paid. Promptly after the exercise of an Option and the payment in full of the Option Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing his or her ownership of such Stock. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of all federal, state and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.”

5. Except as hereby amended, the Plan shall remain in full force and effect, as written.

6. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to such terms in the Plan.

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